Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ty R. Silberhorn, Nisheet Gupta and Meghan M. Elliott, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to (i) the registration of the reoffer and resale of an aggregate of 45,662 shares of the Company’s common stock, par value $0.33 1/3 per share, issued Ty R. Silberhorn under a Restricted Stock Agreement, dated as of January 4, 2021, by and between the Company and Mr. Silberhorn as an inducement award in connection with Mr. Silberhorn’s commencement of employment with the Company, (ii) the registration of $5,000,000 of deferred compensation obligations under the Apogee Enterprises, Inc. 2021 Deferred Compensation Plan for Non-Employee Directors, and (iii) the registration of an additional $18,000,000 of deferred compensation obligations under the Apogee Enterprises, Inc. 2011 Deferred Compensation Plan (which incorporates the contents of the Company’s previous Registration Statement on Form S-8 identified as File No. 3330169944), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons as of the dates set forth below:

Signature	Title	Date

/s/ Ty R. Silberhorn Ty R. Silberhorn	President, Chief Executive Officer and Director (principal executive officer)	October 6, 2021

/s/ Nisheet Gupta Nisheet Gupta	Chief Financial Officer (principal financial and accounting officer)	October 11, 2021

/s/ Donald A. Nolan Donald A. Nolan	Chairman	October 10, 2021

/s/ Christina M. Alvord Christina M. Alvord	Director	October 7, 2021

/s/ Frank G. Heard Frank G. Heard	Director	October 7, 2021

/s/ Lloyd E. Johnson Lloyd E. Johnson	Director	October 7, 2021

/s/ Elizabeth M. Lilly Elizabeth M. Lilly	Director	October 5, 2021

/s/ Herbert K. Parker Herbert K. Parker	Director	October 11, 2021

/s/ Mark A. Pompa Mark A. Pompa	Director	October 6, 2021

/s/ Patricia K. Wagner Patricia K. Wagner	Director	October 11, 2021